                                                                    EXHIBIT 12.1



                                   XTRA, CORPORATION
           STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
           ---------------------------------------------------------
             For the three months ended December 31, 1994 and 1993
                             (Millions of dollars)
                                  (Unaudited)




                                                                            1994             1993
                                                                           -------          -------
  EARNINGS
  Income from operations before provision for income taxes                  $ 32.7           $ 26.9
    Add: Fixed charges (below)                                                 8.4              9.9
                                                                           -------          -------
                                                                            $ 41.1           $ 36.8
                                                                           =======          =======

  FIXED CHARGES
    Interest expense                                                        $  8.3           $  8.5
    Interest portion of rent expense                                           0.1              1.4
                                                                           -------          -------
                                                                            $  8.4           $  9.9
                                                                           =======          =======



    Ratio of Earnings to Fixed Charges                                         4.9              3.7
                                                                           =======          =======



Note:  For purposes of computing the ratio of earnings to fixed charges,
           "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.
